SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K

                                    Current Report
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                  Date of report (Date of earliest event reported):
                                   October 5, 1995

                             VOLT INFORMATION SCIENCES, INC.
                (Exact Name of Registrant as Specified in Its Charter)



                    New York                     1-9232 13-5658129

          (State or Other Jurisdiction (Commission       (I.R.S. Employer
                of Incorporation)      File Number)     Identification No.)



          1221 Avenue of the Americas, New York, New York 10020
          (Address of Principal Executive Offices)          (Zip Code)

                                (212) 704-2400
                 (Registrant's Telephone Number, Including Area Code)


                             Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





          Item 5.  Other Events.

                    On October 5, 1995, Autologic, Inc., a Delaware corporation and a wholly-owned subsidiary of registrant ("Newco"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Information International, Inc., a Delaware corporation ("Triple-I"), to which Merger Agreement registrant was also a party. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and the following discussion thereof is qualified in its entirety by reference thereto. Pursuant to the terms of the Merger Agreement, among other things, registrant is to cause Autologic, Inc., a California corporation and a 99%-owned subsidiary of registrant ("Autologic"), to merge into Newco, with Newco remaining as the surviving corporation. Subsequently, Triple-I is to be merged into Newco, with Newco remaining as the surviving corporation and each outstanding share of common stock of Triple-I being converted into one share of common stock of Newco (the "Newco Common Stock"). In addition, registrant is to sell and transfer to Newco or a wholly-owned subsidiary of Newco all of the issued and outstanding shares of Volt-Autologic, Ltd. of England, Volt-Autologic, Ltd. of Israel, Volt-Autologic, Inc. of Canada, Volt-Autologic AB of Sweden and Volt-Autologic Pty. Limited of Australia (collectively, the "Volt Subsidiaries"). As a result of the foregoing transactions, Autologic and Triple-I would be merged into Newco and the Volt Subsidiaries would become subsidiaries of Newco. Upon completion of the Merger it is expected that Newco's name will be changed to Autologic Information International, Inc.

                    Immediately following consummation of the transactions, Volt would own 3,391,500 shares of Newco Common Stock (consisting of 3,333,000 shares to be issued to Volt by Newco and 58,500 shares which Volt purchased from time to time between April 19, 1991 and March 7, 1995 in open market transactions), which are expected to represent approximately 59% of the Newco Common Stock to be then outstanding. The other existing Triple-I shareholders would own the remaining Newco Common Stock to be then outstanding, with the outstanding common stock of Triple-I to be converted into Newco Common Stock on a share for share basis. Registrant will be entitled to receive up to an additional 100,000 shares of Newco Common Stock based upon the extent to which certain existing common stock options granted by Triple-I are exercised. The Common Stock of Triple-I is, and it is expected that Newco's Common Stock will be, quoted on the Nasdaq Stock Market National Market.

                    Consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, approval of Triple-I's shareholders.

                    Autologic designs, develops, manufactures, assembles, integrates, markets, sells and services computerized imagesetting (computer based electronic optical systems) and publication





          systems equipment and software that automate the various prepress production steps in the publishing process. Autologic's products are primarily marketed and sold in the newspaper, publishing and commercial printing industries and to companies and other organizations having internal publishing facilities. Triple-I is engaged in a similar business.

          Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired: not applicable.

          (b)  Pro Forma financial information: not applicable.

          (c)  Exhibits:

               2.1 Agreement and Plan of Merger dated as of October 5, 1995 among Volt Information Sciences, Inc., Autologic, Inc. and Information International, Inc.


                                     S I G N A T U R E


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   VOLT INFORMATION SCIENCES, INC.




          Date: October 16, 1995        By: /s/ Jack Egan
                                             Jack Egan
                                             Vice President-Corporate
                                                Accounting





                                    EXHIBIT INDEX


          Exhibit Number                           Description

          2.1 Agreement and Plan of Merger dated as of October 5, 1995 among Volt Information Sciences, Inc., Autologic, Inc. and Information International, Inc.